                                                                    Exhibit 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report for Capitol Metals Co., Inc. included in this Form SB-2 Registration Statement and to all references to our Firm included in this registration statement.


                                           ARTHUR ANDERSEN LLP





Los Angeles, California
August 26, 1998